UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

PTC Therapeutics, Inc. (the “Company”) held its Annual Meeting on June 6, 2023 (the “Annual Meeting”). The final results for the votes regarding each proposal at the Annual Meeting are set forth below. As of the record date of the Annual Meeting, April 13, 2023, there were 74,026,696 shares of the Company’s common stock outstanding. Each share of common stock entitled its holder to one vote per share.

The stockholders of the Company elected four Class I directors, each to hold office until the Company’s 2026 annual meeting of stockholders or until his or her successor has been duly elected and qualified, as follows:

Director	For	Withheld	Broker Non-Votes
William F. Bell, Jr.	63,215,577	3,588,990	2,986,852
Matthew B. Klein, M.D., M.S., F.A.C.S.	66,478,887	325,680	2,986,852
Stephanie S. Okey, M.S.	63,816,731	2,987,836	2,986,852
Jerome B. Zeldis, M.D., Ph.D.	58,377,983	8,426,584	2,986,852

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified by the Company’s stockholders with 69,370,823 votes “For,” 406,974 votes “Against,” and 13,622 votes “Abstained.”

The non-binding advisory proposal on named executive officer compensation was approved by the Company’s stockholders with 65,318,123 votes “For,” 1,464,756 votes “Against,” 21,688 votes “Abstained,” and 2,986,852 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: June 6, 2023	By:	/s/ Mark E. Boulding
	Name:	Mark E. Boulding
	Title:	Executive Vice President and Chief Legal Officer